EXHIBIT 4.9
                              SIXTH AMENDMENT
                                  OF THE
                           GIANT INDUSTRIES, INC.
                           & AFFILIATED COMPANIES
                                401(K) PLAN


     WHEREAS, Giant Industries, Inc. and certain of its affiliates (the "Employer") adopted the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Plan") effective July 1, 1993; and

     WHEREAS, the Employer amended and restated the Plan, effective July 1, 1993, through an Adoption Agreement dated September 10, 1994; and

     WHEREAS, the Employer has the authority to amend the Plan.

     NOW, THEREFORE, the Employer hereby amends the Plan as follows:

     Effective January 1, 1999, except as otherwise stated in the replacement pages of the attachment, page 16 of the Adoption Agreement and pages 2 and 3 of the Attachment to Adoption Agreement for Giant Industries, Inc. and Affiliated Companies 401(k) Plan are hereby removed and replaced by the attached replacement page 16 of the Adoption Agreement and pages 2 and 3 of the Attachment to Adoption Agreement for Giant Industries, Inc. and Affiliates Companies 401(k) Plan.

     Pages 13 and 18 of the Adoption Agreement for Giant Industries, Inc. and Affiliated Companies 401(k) Plan are also hereby removed and replaced by the attached replacement pages 13 and 18 of the Adoption Agreement for the Giant Industries, Inc. and Affiliated Companies 401(k) Plan; the Committee shall, in its discretion, determine when Participant loans under Section
1.09 and when Fund 8 under Section 1.14 shall be made available to Participants.

                                      GIANT INDUSTRIES, INC. &
                                      AFFILIATED COMPANIES
6-30-00
-------                               By: /s/ GARY R. DALKE
Date                                     ---------------------------
                                      Name:  Gary R. Dalke
                                      Title: VP, Assistant Secretary

(d) In the event that the Plan is treated as Top-Heavy for a Plan Year, the following vesting schedule shall apply instead of the schedule(s) elected in Section 1.07(a) for such Plan Year and each Plan Year thereafter (check one):

     (1) [ ] 100% vested after _______ (not in excess of 3) Years of Service for Vesting.

     (2) [ ] Years of Service
                for Vesting       Vesting Percentage    Must be at Least

                    0                  ________                  0%
                    1                  ________                  0%
                    2                  ________                 20%
                    3                  ________                 40%
                    4                  ________                 60%
                    5                  ________                 80%
                    6                  ________                100%

         Note: If one or both schedules elected in Section 1.07(a) is(are) more favorable in all cases than the schedules elected in (d) above then such schedule(s) will continue to apply even in Plan Years in which the Plan is Top-Heavy.



1.13  TWO OR MORE PLANS - Code Section 415 limitation on annual additions

      If the Employer maintains or ever maintained another qualified plan in which any Participant in this Plan is (or was) a participant or could become a participant, the Employer must complete this section. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

      (a) If the Employer maintains, or had maintained, any other defined contribution plan or plans which are not Master or Prototype Plans, Annual Additions for any Limitation Year to this Plan will be limited (check one):

          (1) [ ] in accordance with Section 5.03 of this Plan.
          (2) [X] in accordance with another method set forth on the attached separate sheet.
          (3) [ ] Not Applicable.

                                                          (Replacement Page,
                                                            Sixth Amendment)

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
                            INSTRUCTIONS - PAGE 17

(b) (Select one option.) Completion of Option (b) is required by the Internal Revenue Service unless this is the only plan ever maintained by the Employer or the Employer never had or maintained a defined benefit plan.

(b)(1) If an Employer maintains or has ever maintained a defined benefit plan in addition to this defined contribution plan then there are certain Internal Revenue Code fractions that must be computed annually. An Employer must compute each Participant's defined benefit fraction under the defined benefit plan and defined contribution fraction under the defined contribution plan. The sum of these two fractions for each Participant may not exceed 1.0.

(b)(2) An Employer not electing (b)(1) may reduce excess annual additions for an affected Participant participating at one time or another in both a defined benefit plan and a defined contribution plan maintained by the Employer by attaching a separate schedule.

(b)(3) Check this option if the Employer does not currently or has never maintained a defined benefit plan.

       1.14. ESTABLISHMENT OF TRUST AND INVESTMENT DECISIONS:

       This section establishes the Trust under the Plan and permits the Employer to designate who directs the investments (Employer, Participants or both) and the Fidelity Mutual Funds available for investment under the Plan. (Select one option from (a) and complete Option (b).)

(a)(1) An Employer may direct all Participant account balances between/ among the available Fidelity Funds offered under the Plan by electing Option (1). The Employer is responsible for sending Fidelity written direction for any exchanges between/among available Funds based upon procedures established by Fidelity.

(a)(2) An Employer may allow each Participant to direct his/her account balance between/among the available Fidelity Funds offered under the Plan by selection Option (2). (A Participant's spouse or a third party may not direct Participant account balances.) Each Participant should receive a prospectus in accordance with Securities and Exchange Commission requirements before investing money in any Fidelity Mutual Fund. Participant exchanges will be based upon instructions given by Participants to Fidelity Telephone Representatives during predetermined business hours.

       An Employer electing this Option may also elect to comply with
       Section 404(c) of the Employee Retirement Income Security Act of 1974 (ERISA). If the requirements of ERISA 404(c) are satisfied by the Plan then each Participant is responsible for any investment gains/losses in his/her Accounts. However, election of ERISA 404(c) by an Employer does not fully relieve it of all fiduciary liability. The Employer is still responsible for the selection and monitoring of Plan investment options.

(a)(3) An Employer may direct certain sources of Participant account balances and allow a Participant to direct his/her remaining account balances between/among the available Fidelity Funds by selecting Option (3). The Employer may direct Participant Fixed and/or Discretionary Employer Contributions by selecting Option
       (A) or only direct Employer Matching Contributions by selecting Option (B). All remaining sources will be directed by each Participant. An Employer may not elect ERISA 404(c) protection for the portion of Participant's Account it directs. The Employer and Participant must select from the available Funds listed in Option
       (b). The Employer must provide Fidelity with written instructions for the investment of Participant accounts that it will direct between/among Fidelity Funds.

     and become Employees of the Employer on October 4, 1995, in connection with the sale of assets of Bloomfield Refining Company to the Employer.

(b) Effective as of January 1, 1996, Meridian Oil Inc., Meridian Oil Gathering Inc., and Meridian Oil Trading Inc. (collectively "Meridian"), and any affiliate or predecessor employer of Meridian, but only to the extent service was credited under the Burlington Resources Retirement Savings Plan on August 18, 1995 with respect to such employer, and only for employees who were employed by Meridian on August 17, 1995, and became Employees of the Employer on August 18, 1995, in connection with the sale of assets of Meridian to the Employer.

(c) Effective as of January 1, 1996, Texaco Refining and Marketing Inc. ("Texaco"), and any affiliate or predecessor employer of Texaco, but only to the extent service was credited under any plan Sponsored by Texaco that qualified under Section 401(a)(4) of the Code, and only for an employee who was employed by Texaco on July 24, 1993, and became an Employee of the Employer on July
     25, 1995 in connection with the sale of assets of Texaco to the Employer.

(d) Effective as of July 1, 1997, Thriftway Marketing Corporation ("Thriftway") for service before May 28, 1997 but only for Pat Curtis, a human resource generalist, and for employees employed by Thriftway on May 27, 1997 who were employed or hired into the transportation division on or about May 28, 1997 and who became Employees of the Employer on May 28, 1997 in connection with the sale of assets of Thriftway and certain related entities to the Employer.

(e) Effective as of July 1, 1998, Kaibab Industries, Inc. ("Kaibab") and any affiliate or predecessor employer of Kaibab, but only to the extent Service was granted under the Kaibab 401(k) Plan and only for an employee who was employed by Kaibab immediately before becoming an Employee of the Employer and became an Employee of the Employer on or after May 21, 1998 and on or before December 31, 1998, in connection with the sale of certain assets of Kaibab to the Employer.

Section 1.13(a)(2)

     In the event a Participant, covered under both this Plan and the Employee Stock Ownership Plan and Trust Agreement of Giant Industries, Inc. and Affiliated
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                                                            Sixth Amendment)

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
    Companies (the "ESOP"), has an Excess Amount for a Limitation Year, such Excess Amount shall first be disposed as provided in Section 5.03(a)(4)(A) of this Plan. Section 5.03(a)(4)(A) of this Plan directs a return of any Elective Deferrals (including gains attributable thereto) to reduce the Excess Amount.

    In the event a Participant still has an Excess Amount after application of Section 5.03(a)(4)(A) of this Plan, such remaining Excess Amount shall, in accordance with the terms of the ESOP, be reduced by reallocating contributions under the ESOP among the Accounts of the remaining Participants of the ESOP for whom such limitations are not exceeded on the same basis as ESOP Employer contributions and forfeitures are allocated.

    To the extent the reallocation would exceed the limitations for all ESOP Participants, such remaining Excess Amount shall be reduced as provided in Section 5.03(a)(4)(B), (C), and (D) of this Plan. Section 5.03(a)(4)(B) reapplies the Excess Amount to reduce future Employer contributions. Section 5.03(a)(4)(C) and (D) set up a suspense account to hold the unallocated Excess Amount if the Participant is no longer in the service of the Employer at the end of a Limitation Year. The suspense account is applied to reduce future Employer contributions for all remaining Participants.

AMENDMENT TO BASIC PLAN DOCUMENT

(a) By way of clarification and emphasis, Section 13.01 is amended by inserting the words "Discretionary authority" at the beginning of each of clauses (b)-(f), and in each such clause, revising "To" to read "to".

(b) The second sentence of Section 4.10(a)(1) is amended by adding the following at the conclusion thereof: "; provided, that in the case of a direct rollover of an eligible rollover distribution from the Kaibab 401(k) Plan and the Kaibab Industries, Inc. Employee Stock Ownership Plan (the 'Kaibab plans'), the transfer may include a participant note for a plan loan from one of the Kaibab plans."

(c) By way of clarification and emphasis, Section 4.10(a)(2) is amended by inserting the phrase "any or all" between the words
    "accept" and "rollover" in both places they occur.
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                                                            Sixth Amendment)

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
1.08 PREDECESSOR EMPLOYER SERVICE

     [X] Service for purposes of eligibility in Section 1.03(a)(1) and vesting in Section 1.07(a) of this Plan shall include service with the following employer(s):

         (a) See attachment.
         (b) See attachment.
         (c) See attachment.
         (d) See attachment.
         (e) See attachment.


1.09 PARTICIPANT LOANS

     Participant loans (check (a) or (b)):

     (a) [x] will be allowed in accordance with Section 7.09, subject to a $1,000 minimum amount and will be granted (check (1) or (2)):

             (1) [X] for any purpose.
             (2) [ ] for hardship withdrawal (as defined in Section 7.10)
                     purposes only.

     (b) [ ] will not be allowed.


1.10 HARDSHIP WITHDRAWALS

     Participant withdrawals for hardship prior to termination of employment (check one):

     (a) [X] will be allowed in accordance with Section 7.10, subject to a $1,000 minimum amount.

     (b) [ ] will not be allowed.

                                                          (Replacement Page,
                                                            Sixth Amendment)

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
(b)  Plan Investment Options

     The Employer hereby establishes a Trust under the plan in Accordance with the provisions of Article 14, and the Trustee signifies acceptance of its duties under Article 14 by its signature below. Participant Accounts under the Trust will be invested among the Fidelity Funds listed below pursuant to Participant and/or Employer directions.

                  FUND NAME                        FUND NUMBER

     (1)  Retirement Government Money Market           0631
     (2)  Government Income                            0054
     (3)  Contrafund                                   0022
     (4)  Fidelity Asset Manager                       0314
     (5)  Fidelity Asset Manager; Growth               0321
     (6)  Diversified International                    0325
     (7)  Aggressive Growth Fund                       0324
     (8)  Freedom Funds
     (9)  Spartan U.S. Equity Index                    0650
     (10) Giant Industries Inc. Stock Fund             TCKZ

     NOTE: An additional annual recordkeeping fee will be charged for each Fund in excess of five funds.

           To the extent that the Employer selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Employer hereby
           (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

     NOTE: The method and frequency for change of investments will be determined under the rules applicable to the selected funds or, if applicable, the rules of the Employer adopted in accordance with Section 6.03. Information will be provided regarding expenses, if any, for changes in investment options.


Funds 6 & 7 added effective October 1, 1996

/s/ A. WAYNE DAVENPORT
----------------------
A. Wayne Davenport
September 11, 1996

Fund 8 approved. To be offered when Trustee is directed by Administrative
Committee:

----------------------
By:
Title:
Date:

Fund 9 added effective January 1, 1998

Fund 10 added effective August 1, 1999

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                                                          (Replacement Page,
                                                            Sixth Amendment)

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